Calculation of Filing Fee Tables
S-8
Ribbon Communications Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	1,072,862	$ 2.91	$ 3,122,028.42	0.0001381	$ 431.15
Total Offering Amounts:						$ 3,122,028.42		$ 431.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 431.15
Offering Note
[1]	Consists of shares of common stock, par value $0.0001 per share ("Common Stock") of Ribbon Communications Inc. (the "Registrant") which may be issued upon (i) the vesting and settlement of time-based restricted stock units, in accordance with the terms of the Restricted Stock Unit Award Agreements (Time-Based Vesting) and (ii) the vesting and settlement of performance-based restricted stock units, in accordance with the terms of the Restricted Stock Unit Award Agreements (Financial Performance-Based and Stock-Performance Based Vesting), in each case, granted to each of Stephen J. McCaffery and Don Toft as material inducements for Messrs. McCaffery and Toft to accept offers of employment with the Company. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions in accordance with the adjustment and anti-dilution provisions of the award agreements evidencing the employment inducement awards. Estimated in accordance with Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee, based on the average of the high and low sales prices for the Common Stock as reported on The Nasdaq Global Select Market on December 8, 2025, or $2.91 (rounded up to the nearest cent).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A